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                                                                   Exhibit 10.22

                               SEVERANCE AGREEMENT

         This Severance Agreement ("Agreement") is made and entered into as of December 1, 1998, by and between Petroglyph Energy, Inc., a Delaware corporation (the "Company"), and [individual listed on Exhibit A], an individual currently residing in Hutchinson, Kansas ("Employee").

                                    RECITALS

         The Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to assure that the Company will have the continued dedication of Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below). The Board believes it is imperative to diminish the inevitable distraction of Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide Employee with compensation and benefit arrangements upon a Change of Control which insures that such compensation and benefits are competitive with other corporations.

                                    AGREEMENT

         Now, therefore, in consideration of Employee's continued employment by the Company, as well as the promises, covenants and obligations contained herein, the Company and Employee agree as follows:

         1. Payment of Severance Amount. Upon the occurrence of a Termination Event (as defined in paragraph 2), the Company shall:

                  (a) pay Employee an amount equal to (i) Employee's Base Annual Salary (as defined in paragraph 2) multiplied by the Employment Term Factor (as defined in paragraph 2), less (ii) the amount of salary and bonus payments received by Employee during the period from the Change of Control until the Termination Event, payable as a lump sum cash payment within 30 business days after the date of the termination constituting such Termination Event (the "Termination Date");

                  (b) (i) provide Employee with life and disability insurance and (ii) pay Employee an amount equal to the cost of medical insurance coverage at the level provided as of the Termination Date, both for a period following the Termination Date equal to (A) eighteen months less
         (B) the number of months (rounded to the nearest whole month) during the period from the Change of Control until the Termination Event, or, if earlier with respect to clause (ii) above only, until Employee shall obtain substantially equivalent insurance coverage from a subsequent employer. Employee shall immediately notify the Company upon obtaining any insurance from a subsequent employer and shall provide all information required by the Company regarding such insurance to enable the Company to make a determination of whether such insurance is substantially equivalent;

                  (c) for a period of twelve months from and after such Termination Event, or until such earlier time as Employee obtains other employment, provide Employee (at no cost to Employee) with outplacement services of a firm of Employee's choice; and

                  (d) pay all reasonable legal fees and expenses incurred by Employee in seeking to obtain or enforce any right or benefit provided by this Agreement.




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         2. Definitions.

                  (a) A "Termination Event" shall be deemed to have occurred if:

                           (i) at any time within 180 days following a Change of
                  Control:

                                    (A) the Company or any successor thereto
                           shall terminate Employee's employment for any reason other than for Cause; or

                                    (B) Employee shall voluntarily terminate his
                           employment with the Company or any successor thereto for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean any of the following (without Employee's express written consent):

                                            (1) A material change in the nature
                                    or scope of Employee's duties from those engaged in by Employee immediately prior to the date on which a Change of Control occurs;

                                            (2) A reduction in Employee's base
                                    salary from that provided to him immediately prior to the date the Change of Control occurs;

                                            (3) A material diminution in
                                    Employee's eligibility to participate in or in benefits provided to Employee under bonus, stock option or other incentive compensation plans or employee welfare and pension benefit plans (including medical, dental, life insurance, retirement and long-term disability plans) from that provided to him immediately prior to the date the Change in Control occurs; or

                                            (4) Any required relocation of
                                    Employee of more than thirty miles from the location where Employee was based and performed services on the date of this Agreement (including any required business travel in excess of the greater of 90 days per year or the level of business travel of Employee for the year prior to the most recent Change of Control); or

                           (ii) Employee and the Company, or any successor
                  thereto, shall fail to reach an agreement on or prior to the date of closing of a transaction that constitutes a Change of Control as to the terms of Employee's employment following such Change of Control, which terms are acceptable to Employee in his sole discretion.

                  (b) A "Change of Control" shall be deemed to have occurred if:

                           (i) individuals who, as of the date hereof,
                  constitute the Board (the "Incumbent Board") cease for any reason to constitute at least fifty percent (50%) of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or



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                           (ii) the stockholders of the Company shall approve a
                  reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

                           (iii) the stockholders of the Company shall approve a
                  sale of all or substantially all of the assets of the Company; or

                           (iv) a stock sale, reorganization, merger or
                  consolidation of the Company takes place and the Company and/or its subsidiaries do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the sold, reorganized, merged or consolidated company's then outstanding voting securities; or

                           (v) all or substantially all of the assets of the
                  Company are sold.

                  (c) "Employment Factor" is the factor shown on the attached Exhibit A, which is incorporated herein by this reference for all purposes.

                  (d) "Base Annual Salary", as determined on the Termination Date, shall be equal to the greater of (i) Employee's annual salary on the date of the earliest Change of Control to occur during the eighteen-month period prior to the Termination Date plus any bonuses or special incentive payments received in the twelve-month period prior to such Change of Control or (ii) Employee's annual salary on the Termination Date plus any bonuses or special incentive payments received in the twelve-month period prior to the Termination Date.

                  (e) "Cause" as used herein with respect to Employee's termination of employment shall include any of the following: (A) Employee's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the Company or its affiliates or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (B) malfeasance in the conduct of Employee's duties, including, but not limited to, (1) willful and intentional misuse or diversion of funds of the Company, or its affiliates, that constitutes willful misconduct or gross negligence on the part of Employee, (2) embezzlement, or (3) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the Company or its affiliates; or (C) Employee's material failure to perform the duties of Employee's employment or material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors of the Company, in either case after Employee shall have been informed, in writing, of such material failure and given a period of not more than 60 days to remedy same. For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Employee a copy of a notice of termination from the Chief Executive Officer of the Company or the Board of Directors, after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board of Directors, finding that, in the good faith opinion of the Board, Employee was guilty of conduct set forth above in clauses (A), (B) or (C) of the first sentence of this subparagraph and specifying the particulars thereof in detail.

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         3. Parachute Payment Limitations. Any other provision of this Agreement to the contrary notwithstanding, if the total amount of payments and benefits to be paid or provided to Employee under this Agreement which are considered to be "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), when added to any other such "parachute payments" received by Employee from the Company or from a member of the Company's affiliated group (as provided in Code Section 280G(d)(5)), whether or not under this Agreement, are in excess of the amount Employee can receive without causing the Company to lose its deduction with respect to all or any portion of such total amount on account of Code Section 280G, the amount of payments and benefits to be paid or provided to Employee under this Agreement which are parachute payments shall be reduced to the highest amount which will not cause the Company to lose its deduction with respect to any such payments and benefits on account of Code Section 280G. In the event that payments or benefits to be provided under this Agreement are required to be reduced under this Section, the Company shall notify Employee in writing of the amount of such reduction (the "Reduction Notice") within 15 business days following Employee's Termination Date. Employee shall have the right to elect which payments and/or benefits hereunder shall be reduced within 15 business days following the date on which Employee receives the Reduction Notice. If no such election is received by the Company within such 15-business-day period, the reduction shall be made from such payments or benefits as the Company shall determine in its discretion.

         4. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


         If to the Company to:              Petroglyph Energy, Inc.
                                            1302 North Grand
                                            Hutchinson, Kansas 67501

                                                     or

                                            Petroglyph Energy, Inc
                                            P.O. Box 1839
                                            Hutchinson, Kansas 67504-1839

         If to Employee to:                 [Address of Employee]


or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         5. Applicable Law. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Kansas.

         6. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

         7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.



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         8. Withholding of Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

         9. No Employment Agreement. Nothing in this Agreement shall give employee any rights (or impose any obligations) to continued employment by the Company or any subsidiary thereof or successor thereto, nor shall it give the Company any rights (or impose any obligations) with respect to continued performance of duties by Employee for the Company or any subsidiary thereof or successor thereto.

         10. Assignment.

                  (a) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in the remainder of this paragraph 10. Without limiting the foregoing, Employee's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph 10 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  (b) The Company may: (x) as long as it remains obligated with respect to this Agreement, cause its obligations hereunder to be performed by a subsidiary or subsidiaries for which Employee performs services, in whole or in part; (y) assign this Agreement and its rights hereunder in whole, but not in part, to any corporation with or into which it may hereafter merge or consolidate or to which it may transfer all or substantially all of its assets, if said corporation shall by operation of law or expressly in writing assume all liabilities of the Company hereunder as fully as if it has been originally named the Company herein; but may not otherwise assign this Agreement or its rights hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns.

         11. Modifications. This Agreement shall not be varied, altered, modified, canceled, changed or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.


                                    PETROGLYPH ENERGY, INC.



                                    By:
                                       ----------------------------------------
                                        Name: Robert C. Murdock
                                        Title: President



                                    EMPLOYEE




                                    -------------------------------------------
                                    Name:





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                                    EXHIBIT A

       Employee                                Factor
----------------                               ------
Robert C. Murdock                                2.00
Robert A. Christensen                            1.75
S. Kennard Smith                                 1.75
Tim A. Lucas                                     1.20